Exhibit 3.1 CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF SERIES A CONVERTIBLE SENIOR PREFERRED STOCK OF LANZATECH GLOBAL, INC. Pursuant to Section 242 of the General Corporation Law of the State of Delaware LanzaTech Global, Inc. (the “Issuer” or the “Company”), a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows: 1. The name of the corporation is LanzaTech Global, Inc. 2. The original Certificate of Incorporation of the Issuer was filed with the Office of the Secretary of State of the State of Delaware (the “State Office”) on January 28, 2021. The Issuer filed a First Amended and Restated Certificate of Incorporation of the Issuer with the State Office on August 3, 2021. The Issuer filed a Second Amended Restated Certificate of Incorporation of the Issuer with the State Office on February 8, 2023 and the Issuer filed (a) a Certificate of Amendment thereto with the State Office on October 3, 2024, (b) a Certificate of Amendment thereto with the State Office on August 15, 2025, that became effective at 4:59 p.m. Eastern Time on August 18, 2025 and (c) a Certificate of Amendment thereto with the State Office on August 15, 2025, that became effective at 5:00 p.m. Eastern Time on August 18, 2025. The Issuer filed a Restated Certificate of Incorporation of the Issuer with the State Office on August 15, 2025, that became effective at 5:01 p.m. Eastern Time on August 18, 2025 (the “Current Charter”). 3. The Issuer filed a Certificate of Designation of Series A Convertible Senior Preferred Stock of the Issuer with the State Office on May 7, 2025. The Issuer filed an Amended and Restated Certificate of Designation of Series A Convertible Senior Preferred Stock of the Issuer with the State Office on June 2, 2025 (the “Certificate of Designation”). 4. On September 20, 2025, the Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141(f) and 242 of the DGCL, duly adopted resolutions to amend the Certificate of Designation, declaring the proposed amendment to be advisable. The resolutions setting forth the proposed amendment are as follows: “RESOLVED, that Section 12 of the Certificate of Designation shall be amended to replace the defined term “Requisite Stockholder Approval” as set forth therein with a defined term “Requisite Stockholder Approval”, to read in its entirety as follows: ““Requisite Stockholder Approval” means, collectively, (a) the Nasdaq Stockholder Approval and (b) approval by the requisite Company stockholders of one or more amendments to the Certificate of

2 Incorporation (as in effect as of the Initial Issue Date after filing the Certificate of Designation) to (i) authorize that number of shares of Common Stock that is sufficient to consummate (A) the transactions contemplated by the Purchase Agreement, (B) the exercise of the Warrant, and (C) the consummation of the Subsequent Financing, (ii) set the par value of the Common Stock to an amount equal to the Exercise Price (as defined in the Warrant) and (iii) effect a reverse stock split of the Common Stock (taking into account the authorizations in (b)(i)) at a ratio of 100:1 (the “Reverse Stock Split”) and a corresponding decrease in the number of authorized shares of Common Stock.”” “FURTHER RESOLVED, that Section 12 of the Certificate of Designation shall be amended to replace the defined term “Subsequent Financing” as set forth therein with a defined term “Subsequent Financing”, to read in its entirety as follows: ““Subsequent Financing” means a bona fide financing or series of related financings consummated, if at all, no later than October 15, 2025, pursuant to which the Company sells Common Stock to one or more “accredited investors” (as defined under Rule 501(a) of Regulation D promulgated under the Securities Act) reasonably satisfactory to the Majority Holders, at a price per share of $5.00 (after giving effect to the Reverse Stock Split but subject to appropriate adjustment in the event of any subsequent stock dividend, stock split, combination or other similar transaction), payable in cash, with an aggregate original issue price of not less than $35,000,000 and not more than $60,000,000.”” 5. The foregoing amendments have been duly adopted in accordance with Section 242 of the DGCL. 6. This Certificate of Amendment shall be effective upon the filing thereof with the State Office. [Remainder of page intentionally left blank]

[Signature Page to Certificate of Amendment to Series A COD] IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by a duly authorized officer this 22nd day of September, 2025. LANZATECH GLOBAL, INC. By: /s/ Jennifer Holmgren______ Name: Jennifer Holmgren Title: Chief Executive Officer